SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 31, 2003

LEVI STRAUSS & CO.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-36234 (Commission File Number)	94-0905160 (I.R.S. Employer Identification No.)

1155 BATTERY STREET SAN FRANCISCO, CALIFORNIA 94111
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(415) 501-6000
(Registrant’s telephone number, including area code)

ITEM 5    OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 31, 2003, Levi Strauss & Co. closed an agreement for a new $750 million senior secured credit facility which consists of a $375 million revolving credit facility and $375 million of term loans. The new facility replaces the company’s existing bank facility under substantially similar terms and extends the date of maturity to March 31, 2006 and July 31, 2006, for the revolving credit facility and the term loans, respectively. The company negotiated the credit facility through Citicorp North America, Inc., The Bank of Nova Scotia, Salomon Smith Barney Inc. and Banc of America Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	January 31, 2003	By:	/s/ William B. Chiasson
		Name:	William B. Chiasson
		Title:	Senior Vice President and Chief Financial Officer